                                                                    EXHIBIT 10.4





                            STOCK PURCHASE AGREEMENT
                               SERIES B PREFERRED

                                 By and Between

                                COMBICHEM, INC.,
                            a California corporation

                                      and

                              SEQUOIA CAPITAL VI,
                        a California limited partnership

                        SEQUOIA TECHNOLOGY PARTNERS VI,
                        a California limited partnership

                                 SEQUOIA XXIV,
                        a California limited partnership

                           FORWARD VENTURES II, L.P.,
                         a Delaware limited partnership



                               November 29, 1994

                               TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
1.       Sale of Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . .   1

2.       Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.       Representations and Warranties of the Company  . . . . . . . . . . . . . . .   2
         (a)     Organization and Standing; Articles and Bylaws . . . . . . . . . . .   2
         (b)     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (c)     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (d)     Validity of the Shares . . . . . . . . . . . . . . . . . . . . . . .   3
         (e)     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (f)     Stockholders, Directors and Officers; Indebtedness . . . . . . . . .   3
         (g)     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (i)     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         (j)     Title to Properties; Liens and Encumbrances  . . . . . . . . . . . .   3
         (k)     Franchises, Licenses, Trademarks, Patents and Other Rights . . . . .   4
         (1)     Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (m)     Compliance With Other Instruments  . . . . . . . . . . . . . . . . .   4
         (n)     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (o)     Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (p)     Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (q)     Stock Option Plan  . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.       Representations and Warranties of the Purchaser  . . . . . . . . . . . . . .   5
         (a)     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (b)     Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . .   5
         (c)     Reliance Upon the Purchasers Representations . . . . . . . . . . . .   5
         (d)     Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . .   6
         (e)     Receipt of Information . . . . . . . . . . . . . . . . . . . . . . .   6
         (f)     Investment Experience  . . . . . . . . . . . . . . . . . . . . . . .   6
         (g)     Limitations on Disposition . . . . . . . . . . . . . . . . . . . . .   6
         (h)     Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

5.       Market Standoff Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.       Covenants of the Company . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (a)     Delivery of Financial Statements   . . . . . . . . . . . . . . . . .   8
         (b)     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (e)     Termination of Covenants . . . . . . . . . . . . . . . . . . . . . .   8
         (d)     Stock Registration . . . . . . . . . . . . . . . . . . . . . . . . .   8
         (e)     Prompt Payment of Taxes, etc . . . . . . . . . . . . . . . . . . . .   9
         (f)     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         (g)     Key Person Life Insurance  . . . . . . . . . . . . . . . . . . . . .   9

         (h)     Approval of Expenditures . . . . . . . . . . . . . . . . . . . . . .   9
         (j)     Maintenance of Corporate Existence, etc. . . . . . . . . . . . . . .   9

7.       The Purchasers' Rights to Purchase Additional Shares . . . . . . . . . . . .  10

8.       Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (a)     Further Instruments and Actions  . . . . . . . . . . . . . . . . . .  12
         (b)     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (c)     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         (e)     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .  13
         (f)     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . .  13
         (g)     Counsel to the Company . . . . . . . . . . . . . . . . . . . . . . .  13



EXHIBITS

Exhibit A        Schedule of Shares Purchased by Purchasers
Exhibit B        Schedule of Exceptions
Exhibit C        Schedule of Current Shareholders
Exhibit D        Schedule of Patent, Trademark and Copyright Rights
Exhibit E        Schedule of Material Contracts
Exhibit F        Employee Agreement Regarding Confidentiality and Assignment of
                 Inventions

                            STOCK PURCHASE AGREEMENT
                               SERIES B PREFERRED


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of November 29, 1994, by and between CombiChem, Inc., a California corporation (the "Company"), and SEQUOIA CAPITAL VI, a California limited partnership SEQUOIA TECHNOLOGY PARTNERS VI, a California limited partnership, SEQUOIA XXIV, a California limited partnership, and FORWARD VENTURES II, L.P., a Delaware limited partnership (collectively, the "Purchasers"), which term includes any permitted successors and assigns.

         WHEREAS, the Purchasers desire to make a cash payment to the Company as consideration for obtaining a fixed number of preferred shares of the Company's capital stock; and

         WHEREAS, the Company desires to sell a fixed number of preferred shares of the Company's capital stock to the Purchasers; and

         WHEREAS, certain defined terms used in this Agreement are referenced in Section 9 hereof.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Purchasers hereby agree as follows:

         1. Sale of Series B Preferred Stock. Subject to the terms and conditions of this Agreement, the Purchasers hereby purchase from the Company, and the Company hereby agrees to issue and sell to the Purchasers at the Closing, that number of shares of the Company's Series B Preferred Stock indicated opposite each Purchaser's name on the Schedule of Purchasers, attached hereto as Exhibit A and incorporated by reference herein, at a purchase price of seventy-five cents ($0.75) per share (collectively, the "Shares").

         2. Closing. The purchase and sale of the Shares shall take place at the offices of Gray, Cary, Ware & Freidenrich at 2:00 p.m. on November 29, 1994, and/or at such other place and time as the Company and any of the Purchasers shall mutually agree, either orally or in writing (the "Closing"). At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Purchasers certificates, registered in the name the Purchasers designate by notice to the Company, representing the Shares purchased by the Purchasers, dated the date of the Closing, and the Purchasers shall pay the Purchase Price to the Company by check, wire transfer, or such other form of payment as shall be mutually agreed upon by the Purchasers and the Company. At the discretion of the Company, sale of the Shares to the Purchasers may occur in multiple, separate closings up to December 15, 1994.

         3. Representations and Warranties of the Company. Except as specifically disclosed in this Agreement, in the schedule of exceptions attached hereto as Exhibit B and incorporated by reference, or as otherwise learned by the Purchaser, the Company hereby represents and warrants to the Purchasers as follows:

                 (a) Organization and Standing, Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's business.
The Company has furnished the Purchasers or their special counsel with copies of its Articles of Incorporation and its Bylaws. Said copies are true, correct, and complete and contain all amendments through the date of the Closing.

                 (b) Capitalization. The authorized capital stock of the Company, consists of 30,000,000 shares of no par value common stock and 10,000,000 shares of no par value preferred stock. The first series of preferred stock is comprised of 1,000,000 shares designated "Series A Preferred Stock". The second series of preferred stock is comprised of 1,500,000 shares designated "Series Z Preferred Stock." The third series of preferred stock is comprised of 2,226,667 shares designated "Series B Preferred Stock." Immediately prior to the Closing, there are issued and outstanding 1,547,500 shares of the Company's Common Stock, 1,000,000 shares of Series A Preferred Stock, and 200,000 shares of Series Z Preferred Stock. All issued and outstanding shares of the Company's capital stock are represented on Exhibit C hereto, have been duly authorized and validly issued by the Company in compliance with applicable federal and state securities laws, and are fully paid and nonassessable.

                 (c) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations under this Agreement and the Stock Registration Rights Agreement, and for the authorization, issuance, sale and delivery of the Shares and the shares of Common Stock issuable upon conversion thereof ("Underlying Common Shares") has been taken prior to the Closing. This Agreement, when executed and delivered by the Company and the Purchasers, and the Stock Registration Rights Agreement shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the sale and issuance of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, each as amended, or any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, the breach of or default under which would have a material adverse effect upon the business or operations of the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal, and upon issuance, will be validly issued, fully paid and nonassessable.

                 (d) Validity of the Shares. The Shares and the Underlying Common Shares will be validly issued, fully paid and nonassessable.

                 (e) Subsidiaries. The Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

                 (f) Stockholders, Directors and Officers; Indebtedness. The Company is not currently indebted to its officers, directors or stockholders or any of their respective relatives, other than travel, relocation, normal compensation and other expenses which are advanced and reimbursed in the ordinary course of business. To the best of the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company.

                 (g) Disclosure. This Agreement and the Exhibits hereto do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Company has provided the Purchasers with all the information which the Purchasers have requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Purchasers to make such a decision.

                 (h) Litigation. There are no actions, suits, proceedings or investigations pending, or to the Company's knowledge, claims asserted, to which the Company is a party or its property is subject, which might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none which question the validity of this Agreement or any action taken or to be taken in connection herewith.

                 (i) Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, is required in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, the conversion of the Shares, the issuance of Common Stock upon conversion of the Shares, or the consummation of any other transaction contemplated on the part of the Company hereby, except filings required pursuant to the applicable federal and state securities laws and blue sky laws, which filings, the Company covenants to complete within fifteen (15) days of the Closing.

                 (j) Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise then in the ordinary course of business.

                 (k) Franchises, Licenses, Trademarks, Patents and Other Rights. To the best of the Company's knowledge, it has all franchises, permits, licenses and other similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such franchises, permits, liens or other similar authority. To the best of Company's knowledge, the Company possesses certain patent, trademark, trade name and copyright rights as set forth on Exhibit D. To the best of Company's knowledge, the Company's intellectual property rights are sufficient to allow Company to proceed with its business as planned and Company is not aware of any infringements of its intellectual property rights. Reasonable security measures have been taken by the Company to protect the secrecy, confidentiality and value of the Company's trade secrets, confidential information, and intellectual property rights referred to in this Section 3(k).

                 (l) Offering. Subject to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and from any applicable blue sky requirements of the State of California.

                 (m) Compliance With Other Instruments. The Company is not in violation of any term of its Articles of Incorporation or Bylaws nor any material term of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

                 (n) Employees. To the best of the Company's knowledge and belief, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge and belief, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees.

                 (o) Material Contracts. A true and complete list of all contracts, agreements and investments with respect to which the Company is party and has an obligation in excess of Twenty Thousand Dollars ($20,000) is set forth on Exhibit E.

                 (p) Board of Directors. The Company's Board of Directors consists of Ivor Royston, Robert Curtis and Peter Bick.

                 (q) Stock Option Plan. Commencing on November 1, 1994, the Company has agreed not to issue, sell or otherwise transfer in excess of one million three hundred thousand (1,300,000) shares of the Company's Common Stock to employees, directors, officers or consultants of the Company pursuant to any stock option plan or other arrangement approved by the Board of Directors, which number may be increased by the approval of not less than seventy-five percent (75%) of the Board of Directors; provided, however, that this one million three hundred thousand (1,300,000) share limitation shall not include any shares of Common Stock issued prior to November 1, 1994.

         4. Representations and Warranties of the Purchaser. The Purchasers hereby represent and warrant to the Company as follows:

                 (a) Authorization. The Purchasers have the requisite legal power and authority to enter into this Agreement and that this Agreement when executed shall constitute a valid and legally binding obligation of the Purchaser.

                 (b) Investment Intent. This Agreement is made with the Purchasers in reliance upon their representation to the Company, which by their execution hereof they confirm, that the Shares have been acquired with their own funds for investment for an indefinite period for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that they have no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Purchasers further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Shares.

                 (c) Reliance Upon the Purchasers' Representations. The Purchasers understand (i) that the Shares are not, and the Underlying Common Shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act or qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), and (ii) that the Shares are being issued to the Purchasers on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Regulation D promulgated thereunder and the exemption from qualification provided by Section 25102(f) of the Law, and (iii) that the Company's reliance on such exemptions is predicated on the Purchasers' representations set forth herein. The Purchasers realize that the basis for the exemptions may not be present if, notwithstanding such representations, the Purchasers have in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchasers do not have any such intention. These exemptions only exempt the issuance of the Shares to the Purchasers and not any sale or other disposition of the Shares or any interest therein by the Purchasers.

                 (d) Restricted Securities. The Purchasers hereby confirm that they have been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. In addition, the Purchasers understand that any resale or transfer must comply with applicable state securities laws. Accordingly, the Purchasers hereby acknowledge that they are prepared to hold the Shares for an indefinite period, and that the Purchasers are familiar with the provisions of Rule 144 of the Securities and Exchange Commission issued under the Securities Act, and are aware that Rule 144 is not presently available to exempt the sale of the Shares from the registration requirements of the Securities Act.

                 (e) Receipt of Information. The Purchasers acknowledge that they have received all the information they consider necessary or appropriate for deciding whether to purchase the Shares. The Purchasers further represent that they have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects, and financial condition of the Company, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy or any information furnished to them or to which they had access.

                 (f) Investment Experience. In connection with the investment representations made herein, the Purchasers represent that each of them; is an "accredited investor" as defined in Section 501 of Regulation D, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to all of the information it considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares, and has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

                 (g) Limitations on Disposition. The Purchasers agree that in no event will they make a disposition of any of the Shares, unless and until (a) they shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) they shall have furnished the

Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Shares under the Securities Act, or (ii) that appropriate action necessary for compliance with the Securities Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. The opinion shall also indicate that the disposition is exempt from, in compliance with, or qualified under all applicable state securities laws.

                 (h) Legends. All certificates representing any shares of Shares of the Company subject to the provisions of this Agreement shall have endorsed thereon customary legends regarding:

                          (1) Restrictions on transfer under the Federal Securities Act of 1933.

                          (2)     Market Stand-Off Agreements pursuant to
                                  Section 5 hereof.

                          (3)     Any legend required by state securities laws.

         5.      Market Stand-off Agreement.

                 (a) In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Purchasers shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for one hundred eighty (180) days from and after the effective date of such registration statement or such longer time as may be required by the Company's underwriters. The limitations of this Section 5 shall remain in effect for the two-year period immediately following the effective date of the Company's initial public offering and shall thereafter terminate and cease to have any force or effect.

                 (b) In the event any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common shares is effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 5 to the same extent the Shares are at such time covered by such provisions.

                 (c) In order to enforce the limitations of this Section 5, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

                 (d) The obligations in this Section 5 shall not apply to a registration relating solely to employee benefit plan shares or to a Rule 145 transaction registered on Form S-4.

         6.      Covenants of the Company.

                 (a) Delivery of Financial Statements. The Company shall deliver to the Purchasers:

                          (1)     as soon as practicable after the end of each
fiscal year of the Company, audited financial statements for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP") together with an annual report of the Company, all in reasonable detail and certified by an independent public accountant of recognized national standing selected by the Company;

                          (2)     as soon as practicable after the end of each
month of each fiscal year of the Company, unaudited financial statements for such month, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the principal financial or accounting officer of the Company;

                          (3)     such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Purchasers or any assignee of the Purchasers may from time to time reasonably request, provided, however, that the Company shall not be obligated under provision of this Agreement to provide information which it deems in good faith to be a trade secret or similar confidential information.

                 (b) Inspection. The Company shall permit the Purchasers, at their expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this section to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                 (c) Termination of Covenants. The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public where the gross proceeds to the Company are at least five million dollars ($5,000,000).

                 (d) Stock Registration. Simultaneous with entering into this Agreement, the Company and the Purchasers are entering into a Amendment to the Series A Amended and Restated Stock Registration Rights Agreement (the "Amendment"), to amend the definition of "Shares" under that certain Series A Amended and Restated Stock Registration Rights Agreement, dated November 1, 1994 (the "Stock Registration Agreement"), to include the shares of Series B Preferred Stock purchased pursuant to this Agreement.

                 (e) Prompt Payment of Taxes, etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                 (f) Insurance. The Company will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to allow it to replace any of its properties which might be damaged or destroyed. The Company will maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                 (g) Key Person Life Insurance. The Company shall use reasonable efforts to obtain and maintain with financially sound and reputable insurers, an annually renewable key person term life insurance policy in the amount of $1,000,000 on the life of its chief executive officer. Such policy shall name the company as loss payee and shall be maintained by the Company with financially sound and reputable insurers. The Board of Directors shall decide whether to renew this policy on an annual basis, in its sole discretion.

                 (h) Approval of Expenditures. Until the Company obtains an aggregate cash investment of three million dollars ($3,000,000) in the Company's capital stock, (i) the Company shall submit each year's proposed annual budget to the Company's Board of Directors prior to year-end and such budget must be approved by not less than seventy-five percent (75%) of the Company's Board of Directors; (ii) the Company shall not make any expenditure in excess of $50,000 (which is not provided for in the Company's approved annual budget) unless such expenditure is approved by an affirmative vote of not less than seventy-five percent (75%) of the Company's Board of Directors; and (iii) the Company shall not liquidate or otherwise dispose of any assets with a value in excess of $50,000 without an affirmative vote of not less than seventy-five percent (75%) of the Company's Board of Directors.

                 (i) Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                 (j) Maintenance of Corporate Existence, etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be material to the conduct of their business.

                 (k) Availability of Common Stock for Conversion. The Company will from time to time, in accordance with the laws of the State of California, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding shares of Series B Preferred Stock.

                 (l) Employee Invention and Proprietary Rights Assignment Agreement. The Company and each person now or hereafter employed in any technical capacity by it or any subsidiary with access to confidential information will enter into an Employee Agreement Regarding Confidentiality and Assignment of Inventions substantially in the form attached hereto as Exhibit F hereto, or an alternative agreement which provides substantially similar protection to the Company.

         7.      The Purchasers' Rights to Purchase Additional Shares.

                 (a)      Subject to the terms and conditions specified in this
Section 7, the Company hereby grants to the Purchasers a right to purchase a pro rata share of New Securities (as hereinafter defined) equal to the ratio of
(i) the aggregate number of shares of the Company's Common Stock owned by the Purchasers immediately prior to the issuance of New Securities (assuming full conversion of all owned convertible securities into shares of Common, Stock
of), and (ii) to the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of New Securities (the "Pro Rata Share"). For purposes of this Section 7, Purchasers include any general partners and affiliates of a Purchaser. Purchasers shall be entitled to apportion the right to purchase additional Shares hereby granted them among themselves and their partners and affiliates in such proportions as they deem appropriate.

                 Not later than thirty calendar days after the Company sells any shares solely for cash (excluding however securities described in Section 7(e) hereof), including any common shares, preferred shares, or securities convertible into any shares ("New Securities"), the Company shall make an offering of some of the New Securities to the Purchasers in accordance with the following provisions:

                 (b) The Company shall deliver a notice by certified mail ("Notice") to the Purchasers stating (i) the number of New Securities sold and available for sale, (ii) the number of such New Securities the Purchasers are entitled to purchase, as the Purchasers' Pro Rata Shares, and (iii) the price and terms upon which the New Securities were sold or are to be sold.

                 (c) Within 20 calendar days after the Company provides such Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to the Purchasers' Pro Rata Share of the New Securities.

                 (d) If any party elects not to obtain its Pro Rata Share of the New Securities, the Company may, during the 90-day period following the expiration of the period provided in subsection 7(c) hereof, assign the right to purchase the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice without offering any of such unsubscribed New Securities to the Purchaser. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within such 90-day period, the Company's right to assign the right to purchase the New Securities provided hereunder shall be deemed to be revoked and such New Securities shall not be offered to any third party unless first re-offered to the Purchasers in accordance herewith.

                 (e) Notwithstanding any other provision to the contrary, the right to purchase New Securities contained in this Section 7 shall not be applicable (i) to the issuance or sale of up to one million three hundred thousand (1,300,000) shares of the Company's Common Stock (or related options), issued after November 1, 1994, to employees, directors, officers or consultants of the Company pursuant to any stock option plan or other arrangement approved by the Board of Directors which number may be increased by the approval of not less than seventy-five percent (75%) of the Board of Directors, provided, however, that only a majority approval of the Company's Board of Directors shall be required after the Company has obtained an aggregate cash investment of Three Million Dollars ($3,000,000) in its capital stock; (ii) to or after the consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Securities Act pursuant to a registration statement; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of shares or otherwise; (v) to securities issued in connection with obtaining real estate lease financing, whether issued to a lessor, guarantor or other person;
(vi) to securities issued in connection with any borrowings, direct or indirect, from financial institutions by the Company, including without limitation, equipment lease financing arrangements approved by the Board of Directors; (vii) to securities issued pursuant to the acquisition of license or other rights, assets or technology with third parties or in connection with corporate partnering arrangements with third parties, provided that such arrangements are approved by not less than seventy-five percent (75%) of the Company's Board of Directors; and (viii) to securities issued in connection with any stock split, stock dividend or recapitalization of the Company.

                 (f) The right to purchase New Securities set forth in this Section 7 may not be assigned or transferred except that (i) such right is assignable by the Purchasers to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Purchaser, and (ii) such right is assignable between and among, any of the Purchasers of the Company's preferred stock.

                 (g) With respect to rights to purchase additional shares, substantially similar to the rights provided in Section 7 of this Agreement which were previously granted to the

Purchasers, the Purchasers hereby waive all rights to notice from the Company and to purchase any additional shares arising from the Company's sale of the Shares pursuant to this Agreement, and from the Company's sale, prior to January 16, 1995, of up to 26,667 Shares of Series B stock to be offered for sale to Lynn H. Caporale.

         8. Defined Terms. When used herein the following defined terms shall have the respective definitions as set forth below:

         Accredited Investor shall have the meaning set forth in Section 4(f).

         Agreement shall have the meaning set forth in the first paragraph.

         Closing shall have the meaning set forth in Section 2.

         Company shall have the meaning set forth in first paragraph.

         GAAP shall have the meaning set forth in Section 6(a)(1).

         Law shall have the meaning set forth in Section 4(c).

         New Securities shall have the meaning set forth in Section 7(a).

         Notice shall have the meaning set forth in Section 7(b).

         Pro Rata Shares shall have the meaning set forth in Section 7(a).

         Purchase Price shall have the meaning set forth in Section 1.

         Purchasers shall have the meaning set forth in the first paragraph.

         Shares shall have the meaning set forth in Section 1.

         Underlying Common Shares shall have the meaning set forth in Section 3(c).

         9.      Miscellaneous.

                 (a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                 (b) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by advance written notice to the other party hereto.

                 (c) Expenses. The Company and the Purchasers shall bear their own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby; provided, however, that the Company will pay the reasonable legal fees of Wilson, Sonsini, Goodrich & Rosati, as special counsel to some of the Purchasers, in an amount not to exceed $4,000, plus reasonable out-of-pocket expenses.

                 (d) Governing Law. This Agreement has been negotiated, executed and delivered in the State of California. The parties hereto agree that all questions pertaining to the validity and interpretation of this Agreement shall be determined in accordance with the laws of the State of California.

                 (e) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, its successors and assigns.

                 (f) Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                 (g) Counsel to the Company. The Purchasers acknowledge and agree that this Agreement has been prepared by Gray Cary Ware & Freidenrich, counsel to the Company, which counsel has represented the interests of the Company and not those of the Purchasers with respect to the transactions documented by this Agreement. The Purchasers further acknowledge and agree that the Purchasers have been provided the opportunity and encouraged to consult with counsel of the Purchasers' own choosing with respect to this Agreement. The Purchasers certify and acknowledge that the Purchasers have carefully read all of the provisions of this Agreement and that the Purchasers fully understand and shall fully and faithfully comply with such provisions.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


COMPANY:

COMBICHEM, INC.,
a California corporation                 Address:
                                         10975 Torreyana Road, Suite 230
                                         San Diego, California  92121


By:   /s/ Robert A. Curtis
      Robert A. Curtis, Chief Executive Officer


PURCHASERS:



By:   /s/ PIERRE LAMOND
      -----------------------------------

      -----------------------------------
      In the Capacity indicated for each
      of the following entities:

SEQUOIA CAPITAL VI,                      Address:
a California Limited Partnership         3000 Sand Hill Road
a General Partner                        Building 4, Suite
280
                                         Menlo Park, California  94025

SEQUOIA TECHNOLOGY PARTNERS              Address:
VI, a California Limited Partnership     3000 Sand Hill Road
a General Partner                        Building 4, Suite
280
                                         Menlo Park, California  94025

SEQUOIA XXIV                             Address:
a California Limited Partnership         3000 Sand Hill Road
a General Partner                        Building 4, Suite
280
                                         Menlo Park, California  94025


             [Signature Page to Series B Stock Purchase Agreement]

FORWARD VENTURES II, L.P.,               Address:
a Delaware limited partnership           10975 Torreyana Road, Suite 230
                                         San Diego, California  92121


By:   Forward II Associates, L.P.,
      a Delaware limited partnership,
      its General Partner



      By:   /s/ Ivor Royston
         ----------------------------------------
            Ivor Royston, a General Partner




























             [Signature Page to Series B Stock Purchase Agreement]

                                   EXHIBIT A

                   SCHEDULE OF SHARES PURCHASED BY PURCHASER

                                        Number of Shares
Purchaser                                of Preferred                                    Purchase Price
---------                                ------------                                    --------------
SEQUOIA CAPITAL VI                         1,213,334                                        910,000.50

SEQUOIA TECHNOLOGY
PARTNERS VI                                   66,667                                         50,000.25

SEQUOIA XXIV                                  53,333                                         39,999.75

FORWARD VENTURES II, L.P.                    866,666                                        649,999.50

         Total                             2,200,000                                      1,650,000.00

                                   EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

1.       Capitalization (Section 3(b))

         175,000 shares of Common Stock have been committed for issuance in that certain Employment Offer to Lynn H. Caporale dated November 8, 1994;

         10,000 shares of Common Stock have been committed for issuance in that certain Employment Offer Letter Agreement with Bobbie Bosley dated November 18, 1994.

         325,000 to 400,000 shares of Series Z Preferred are reserved for issuance to The Scripps Research Institute ("Scripps") in that certain Scripps Research Institute Licensing Letter of Understanding dated August 23, 1994;

         Up to 150,000 shares of Series Z Preferred are presently committed for issuance pursuant to that certain Warrant Commitment Letter with Comdisco, Inc. dated November 23, 1994 and this number could increase due to anti-dilution protection given pursuant to the proposed warrant agreement; and

         26,667 shares of Series B Preferred have been offered for sale to Lynn
H. Caporale in that certain Employment Offer to Lynn H. Caporale dated November 8, 1994.

2.       Employees (Section 3(f))

         Robert A. Curtis owns stock in and is a former officer of Pharmacopeia which is a competitor of the Company; and

         Lynn H. Caporale owns stock in and is a former employee of Merck.

3.       Litigation (Section (3h))

         Affymax and Company have independent patent rights which may be blocking. Affymax currently utilizes the name CombiChem in its presentations.

4.       Intellectual Property (Section 3(k))

         The Company is a start up entity which is in the process of negotiating with The Scripps Research Institute and Johnson and Johnson to secure licensing rights to certain patents and other intellectual property which may be important to the operation of the Company's current and future business. The Company is not aware of any competing intellectual property rights held by third parties which adversely affect the Company's right to utilize its intellectual property or the conduct of the Company's current or future business endeavors.

                                   EXHIBIT C

                           SCHEDULE OF STOCK HOLDERS
                             (Common and Preferred)

                                COMBICHEM, INC.

                              COMMON STOCK LEDGER


=======================================================================================================
    Cert #       No. of Shares                     Shareholder                           Date issued
-------------------------------------------------------------------------------------------------------
       1                 175,000   KIM D. JANDA                                  September 28th, 1994
-------------------------------------------------------------------------------------------------------
       2                 150,000   CHI-HUEY WONG                                 September 28th, 1994
-------------------------------------------------------------------------------------------------------
       3                 150,000   DALE L. BOGER                                 September 28th, 1994
-------------------------------------------------------------------------------------------------------
       4                  10,000   ERIC ERB                                      September 28th, 1994
-------------------------------------------------------------------------------------------------------
       5                  37,500   STANDISH FLEMING                              September 28th, 1994
-------------------------------------------------------------------------------------------------------
       6                  37,500   ROYSTON FAMILY TRUST                          September 28th, 1994
-------------------------------------------------------------------------------------------------------
       7                 150,000   SYDNEY BRENNER                                September 28th, 1994
-------------------------------------------------------------------------------------------------------
       8                 225,000   FORWARD VENTURES II, L.P.                     September 28th, 1994
-------------------------------------------------------------------------------------------------------
       9                  10,000   JEFFREY SOLLENDER                             September 28th, 1994
-------------------------------------------------------------------------------------------------------
      10                 500,000   ROBERT CURTIS                                 October 18, 1994
-------------------------------------------------------------------------------------------------------
      11                   2,500   GAIL ERWIN                                    October 28, 1994
-------------------------------------------------------------------------------------------------------
      12                  91,000   SEQUOIA CAPITAL VI                            November 1, 1994
-------------------------------------------------------------------------------------------------------
      13                   5,000   SEQUOIA TECHNOLOGY PARTNERS VI                November 1, 1994
-------------------------------------------------------------------------------------------------------
      14                   4,000   SEQUOIA XXIV                                  November 1, 1994
-------------------------------------------------------------------------------------------------------
      15                  10,000   BOBBIE BOSLEY                                 November 18, 1994*
-------------------------------------------------------------------------------------------------------
      16                 175,000   LYNN A CAPORALE                               November 8, 1994*
-------------------------------------------------------------------------------------------------------
     TOTAL             1,732,500
=======================================================================================================

         * Shares contractually committed as of the date hereof pursuant to offer letters executed as of the dates indicated, but issuances have not yet been completed.

                             PREFERRED STOCK LEDGER


=======================================================================================================
     Cert #      No. of Shares                     Shareholder                             Date issued
-------------------------------------------------------------------------------------------------------
      PA1              600,000   FORWARD VENTURES II, L.P.                          August 26th, 1994
-------------------------------------------------------------------------------------------------------
      PA2              364,000   SEQUOIA CAPITAL VI                                 November 1, 1994
-------------------------------------------------------------------------------------------------------
      PA3               20,000   SEQUOIA TECHNOLOGY PARTNERS VI                     November 1, 1994
-------------------------------------------------------------------------------------------------------
      PA4               16,000   SEQUOIA XXIV                                       November 1, 1994
=======================================================================================================
     TOTAL           1,000,000
    Series A
=======================================================================================================
      PZ1              200,000   SYDNEY BRENNER                                     October 12th, 1994
=======================================================================================================
     TOTAL           1,200,000
   Preferred
=======================================================================================================

                                   EXHIBIT D

               SCHEDULE OF PATENT, TRADEMARK AND COPYRIGHT RIGHTS

1.      PATENTS

         (a)     The Company has been assigned rights to the following patents:

                 (1) Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 07/978,646, filed November 19, 1992.

                 (2) Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 08/168,966, filed December 15, 1993 (continuation in part of 07/978,646).

                 (3) Sydney Brenner, "Combinatorial libraries and methods for their use," US Patent Application Serial No. 08/281,195, filed July 26, 1994 (continuation in part of 08/168,966).

                 (4) Sydney Brenner, "Multidimensional conduit combinatorial library synthesis device," US Patent Application Serial No. 08/281,194, filed July 26, 1994.

         (b) The Company is in the process of negotiating licenses to use the following patents from The Scripps Research Institute and Johnson and
Johnson:

                 See attached TSRI Technology License Letter of Understanding


         Known Issues

         Affymax Corporation's Patent Application (International Application No. PCT/US92/07815) may prove to be blocking on the Brenner/Lemer/Janda Patent Applications (U.S. Serial No. 07/860,445 or International Application No. PCT US93/20243).

         The Company does not have a licensing agreement with Johnson & Johnson and does not have a definitive written agreement with Scripps Research Institute beyond the Letter of Understanding.

2.       TRADEMARKS

         The Company has been assigned the following intent to use trademark applications:

         COMBICHEM Serial No. 74/363,514
         COMBICHEM Serial No. 74/363,515

         Known Issues

         Affymax Corporation has attempted to register the CombiChem trademark in the United States and such attempt was rejected. To the Company's knowledge, Affymax has not registered the CombiChem trademark in Europe. The Company has not registered the CombiChem trademark outside of the United States.

3.       COPYRIGHTS

         The Company does not possess any registered copyrights.

                                   EXHIBIT E

                         SCHEDULE OF MATERIAL CONTRACTS


1. Asset Purchase Agreement with CombiChem, Inc., a Delaware corporation dated September 28, 1994;
2. Promissory Note to CombiChem, Inc., a Delaware corporation dated September 28, 1994;
3. Series A Stock Purchase Agreement with Forward Ventures II, L.P.,a Delaware limited partnership dated August 26, 1994; (plus supplement)
4. Series Z Stock Purchase Agreement with Dr. Sydney Brenner dated October 12, 1994;
5. Series Z Stock Registration Rights Agreement with Dr. Sydney Brenner dated October 12, 1994;
6. Employment Agreements with Robert A. Curtis dated October 18, 1994, Eric Erb dated August 16, 1994 and Jeffrey Sollender dated June 23, 1994;
7. Consulting Agreements with Dr. Sydney Brenner dated August 10, 1994, Dale L. Boger dated July 25, 1994, Kim D. Janda dated August 9, 1994, and Chi-Huey Wong dated August 11, 1994;
8. Termination Agreement dated October 20, 1994 with David Palella dba BioScience Ventures; Company currently owes Mr. Palella $25,000;
9. Sublease of Research Space from Science Applications International Corporation dated September 1, 1994;
10.      $175,000 Purchase Order for NMR Equipment
11       $25,000 Purchase Order for Ionized Water Purifier
12. Tenant Improvement Contract(s) and change orders thereto aggregating to $25,000;
13. The Scripps Research Institute Licensing Letter of Understanding dated August 23, 1994;
14. Equipment Master Lease and VL-1 Schedule Agreement dated November 16, 1994 with Comdisco, Inc. and Warrant Commitment Letter dated November 23, 1994;
15. Stock Purchase Agreement Preferred and Common with Sequoia Capital dated November 1, 1994;
16. Amended and Restated Series A Registration Rights Agreement dated November 1, 1994;
17.      Employment Offer to Lynn H. Caporale dated November 8, 1994; and
18.      Employment Offer Letter Agreement with Bobbie Bosley dated November
         18, 1994.

                                   EXHIBIT F

                                COMBICHEM, INC.


                          EMPLOYEE AGREEMENT REGARDING
                  CONFIDENTIALITY AND ASSIGNMENT OF INVENTIONS


         This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time I was initially, employed by CombiChem, Inc., a California corporation (the "Company"). In return for my new or continued employment by the Company, I acknowledge and agree that:

         1. No Conflict. I will perform for the Company such duties as may be designated by the Company from time to time. During my period of employment by the Company, I will devote my best efforts to the interests of the Company and will not engage in other employment or in any activities determined by the Company to be detrimental to the best interests of the Company without the prior written consent of the Company.

         2. Period of Employment. As used herein. the period of my employment includes any time in which I may be retained by the Company as a consultant.

         3. Prior Work. All previous work done by me for the Company relating in any way to the conception, design, development or support of products for the Company is the property of the Company.

         4. Proprietary Information. My employment creates a relationship of confidence and trust between the Company and me with respect to any information:

         (a)     Applicable to the business of the Company; or

         (b) Applicable to the business of any client or customer of the Company, which may be made known to me by the company or by any client or customer of the Company, or learned by me in such context during the period of my employment.

         All of such information has commercial value in the business in which Company is engaged and is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, its respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

         5. Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of the Company, its assigns, and its customers and the Company, its assigns and its customers shall be the sole owner of all patents, copyrights, maskworks, trade secrets and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry not as a result of a breach of this Agreement and my own skill, knowledge, know-how and experience to whatever extent and in whatever way I wish.

         6. Return of Materials. Upon termination of my employment or at the request of the Company before termination, I will deliver to the Company all written and tangible material in my possession incorporating the Proprietary Information or otherwise relating to the Company's business.

         7. Inventions. As used in this Agreement, the term "Inventions" means any and all new or useful art, discovery, improvement, technical development, or invention whether or not patentable, and all related know-how, designs, maskworks, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works.

         8. No Adverse Use. I will not at any time during the Period of Employment or thereafter use the Company's Proprietary Information or Inventions in any manner which may directly or indirectly have an adverse effect upon the Company's business, nor will I perform any acts which would tend to reduce the Company's proprietary value in the Company's Proprietary Information or Inventions.

         9. Disclosure of Prior Inventions. I have identified on Exhibit A ("Prior Inventions') attached hereto all Inventions relating in any way to the Company's business or demonstrably anticipated research and development which were made by me prior to my employment with the Company ("Prior Inventions"), and I represent that such list is complete. I represent that I have no rights in any such Inventions other than those Prior Inventions specified in Exhibit A ("Prior Inventions"). If there is no such list on Exhibit A ("Prior Inventions"), I represent that I have made no such Prior Inventions at the time of signing this Agreement.

         10. Ownership of Company Inventions; License of Prior Inventions. I hereby agree promptly to disclose and describe to the Company, and I hereby assign and agree to assign to the Company or its designee, my entire right, title, and interest in and to all Inventions and any associated intellectual property rights which I may solely or jointly conceive, develop or reduce to practice during the period of my employment with the Company (a) which relate at the time of conception or reduction to practice of the invention to the Company's business or actual or demonstrably anticipated research or development, or (b) which were developed on any amount of the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (c) which resulted from any work I performed for the Company ("Company Inventions"). I agree to grant the Company or its designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of distribution) to practice all applicable patent, copyright and other intellectual rights relating to any Prior Inventions which I incorporate, or permit to be incorporated, in any Company Inventions. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, such Prior Inventions in any Company Inventions without the Company's prior written consent.

         11. Future Inventions. I recognize that Inventions or Proprietary Information relating to my activities while working for the Company and conceived or made by me, alone or with others, within one (1) year after termination of my employment may have been conceived in significant part while employed by the Company. Accordingly, I agree that such Inventions and Proprietary Information shall be presumed to have been conceived during my employment with the Company and are to be assigned to the Company unless and until I have established the contrary.

         12. Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under the provisions of Section 2870 of the California Labor Code. I have reviewed the notification in Exhibit B ("Limited Exclusion Notification") and agree that my signature acknowledges receipt of the notification. However, I agree to disclose promptly in writing to the company all Inventions made or conceived by me during the term of my employment and for one (1) year thereafter, whether or not I believe such Inventions are subject to this Agreement, to permit a determination by the Company as to whether or not the Inventions should be the property of the Company. Any such information will be received in confidence by the Company.

         13. Disclosure and Prior Review of Articles. I agree that, while an employee of the Company and for three years following the termination, for any reason, of my employment with the Company, at least fifteen days prior to submission for publication of any article or contribution from or by me, which article or contribution deals with or makes reference to the Company's field of endeavors, any Inventions, any Proprietary Information or any other subject pertaining to the Company, I shall deliver a copy of such article or publication to the Company and shall request the Company's permission to publish such articles which consent shall not be unreasonably withheld.

         14.     Cooperation in Perfecting Rights to Inventions.

                 (a) I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned to the Company. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents, copyrights, maskworks or other legal proceedings.

                 (b) In the event that the Company is unable for any reason to secure my signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, maskworks or other rights thereon with the same legal force and effect as if executed by me.

         15. No Violation of Rights of Third Parties. My performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement. To my knowledge, no former employer has claimed or could claim that my activities under this Agreement violate any previous employment agreement with or infringe upon the intellectual property rights of any former employer except as disclosed on Exhibit C ("Possible Violations of Former Employment Agreements") attached hereto.

         16. Survival. This Agreement (a) shall survive my employment by the Company, (b) does not in any way restrict my right or the right of the Company to terminate my employment at any time, for any reason or for no reason, (c) inures to the benefit of successors and assigns of the Company, and
(d) is binding upon my heirs and legal representatives.

         17. No Solicitation. During the term of my employment with the Company and for a period of two (2) years thereafter, I will not solicit, encourage, or cause others to solicit or encourage any employees of the Company to terminate their employment with the Company.

         18. Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law, and the Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

         19. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgement of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or such other address as either party may specify in writing.

         20. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

         21. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

         22. Waiver. The waiver by the Company of a breach of any provision of this Agreement by me shall not operate or be construed as a waiver of any other or subsequent breach by me.

         23. Entire Agreement. This Agreement represents my entire understanding with the Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral. This Agreement may be amended or modified only with the written consent of both me and the Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

                 I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.


COMPANY:                                                    EMPLOYEE:

COMBICHEM, INC.,
a California corporation



By:    __________________________           By: _____________________________

Title: __________________________           Printed Name:____________________

Dated:   ________________________           Dated:   ________________________

                                   Exhibit A

                                PRIOR INVENTIONS


________      Yes, I claim an ownership interest in the following inventions.

         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________






_________        No, I do not claim an ownership interest in any inventions.




                                         By:___________________________________


                                         ______________________________________
                                         (Printed Name of Employee)

                                         Date:_________________________________





Witnessed by:

___________________________________

___________________________________
(Printed Name of Representative)

Dated:_____________________________

                                   Exhibit B

                         LIMITED EXCLUSION NOTIFICATION


         THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company.

         (2) Result from any work performed by you for the Company.

         To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

         This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

         I ACKNOWLEDGE RECEIPT of a copy of this notification.



                                         By:___________________________________


                                         Dated:________________________________



Witnessed by:

___________________________________

___________________________________
(Printed Name of Representative)

Dated:_____________________________

                                   Exhibit C

             POSSIBLE VIOLATIONS OF FORMER EMPLOYMENT AGREEMENTS OR
                 FORMER EMPLOYER'S INTELLECTUAL PROPERTY RIGHTS


_________        I am aware of the following potential violations of former employment agreements, or infringements upon the intellectual property rights of former employer(s) which could occur due to my contemplated activities under the Employee Agreement or that have occurred due to my previous activities on behalf of the Company.

                 Describe in detail any potential violations or infringements:

         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________
         ____________________________________________________________________




_________        I am unaware of any potential violations of former employment agreements, or infringements upon the intellectual property rights of former employer(s) which could occur due to my contemplated activities under the Employee Agreement or that have occurred due to my previous activities on behalf of the Company.


                                         By:___________________________________

                                            ___________________________________
                                            ___________________________________
                                               (Printed Name of Employee)

                                         Date:_________________________________



Witnessed by:

____________________________________


____________________________________
(Printed Name of Representative)

Dated:______________________________